Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2025, relating to the financial statements of Luminar Technologies, Inc. appearing in the Annual Report on Form 10-K of Luminar Technologies, Inc., for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
April 1, 2025